Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $54.8 MILLION
Completes solid performance in 2023

Rockland, Massachusetts (January 18, 2024) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2023 fourth quarter net income of $54.8 million, or $1.26 per diluted share, a decrease of $6.0 million, or 9.9%, compared to the prior quarter. Full year net income was $239.5 million, or $5.42 on a diluted earnings per share basis, a decrease of $24.3 million, or 9.2%, as compared to the prior year. In 2023, full year operating net income was also $239.5 million, or $5.42 on a diluted earnings per share basis, as no adjustments were recognized. In 2022, full year operating net income was $268.9 million, or $5.80 on a diluted earnings per share basis, which excluded non-core adjustments associated with the Company's fourth quarter 2021 acquisition of Meridian Bancorp, Inc. ("Meridian") and its subsidiary, East Boston Savings Bank. Please refer to "Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)" below for a reconciliation of net income to operating net income.

The Company generated a return on average assets and a return on average common equity of 1.13% and 7.51%, respectively, for the fourth quarter of 2023, as compared to 1.25% and 8.35%, respectively, for the prior quarter. For the full year 2023, the Company generated a return on average assets and return on average common equity of 1.24% and 8.31%, respectively, as compared to 1.33% and 9.05%, respectively, for 2022, or 1.24% and 8.31%, respectively, on an operating basis for 2023, compared to 1.35% and 9.22%, respectively, on an operating basis for 2022.

“The dedication of my colleagues and their unrelenting focus on each relationship, day in and day out, paved the way for the solid financial results we achieved throughout this past year,” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “I am confident that our core fundamentals position us well for continued success heading into 2024 and beyond.”

BALANCE SHEET

Total assets of $19.3 billion at December 31, 2023 remained relatively consistent with the prior quarter and increased by $53.2 million, or 0.3%, as compared to December 31, 2022.

Total loans at December 31, 2023 of $14.3 billion increased by $53.8 million, or 0.4% (1.5% annualized), compared to the prior quarter level. The increase was driven primarily by consumer real estate, which increased $88.7 million, or 2.6% (10.3% annualized) for the quarter, largely attributable to adjustable-rate residential mortgages retained on the balance sheet. Total commercial loans decreased by $37.0 million, or 0.3% (1.4% annualized), compared to the prior quarter, primarily reflecting disciplined new origination activity, offset by commercial and industrial payoffs and decreased line utilization. The small business portfolio continued its steady growth and has risen by 15.0% since December 31, 2022.

Deposit balances of $14.9 billion at December 31, 2023 decreased by $194.0 million, or 1.3%, from September 30, 2023, driven primarily by seasonal business cash flows. Though some level of product remixing persists, total noninterest bearing demand deposits comprised a healthy 30.7% of total deposits at December 31, 2023. Core deposits, inclusive of reciprocal money market deposits, represented 84.6% of total deposits at December 31, 2023 as compared to 86.0% at September 30, 2023. The total cost of deposits for the fourth quarter increased 24 basis points to 1.31% compared to the prior quarter, reflective of ongoing customer preference for higher yielding accounts.

In conjunction with the decline in deposit balances, the Company's Federal Home Loan Bank borrowings increased by $218.0 million, or 21.8%, during the fourth quarter of 2023 to serve as a funding source for stock buyback activity and net loan growth during the quarter.

The securities portfolio decreased by $43.1 million, or 1.4%, compared to September 30, 2023, driven primarily by paydowns, calls, and maturities which were partially offset by unrealized gains of $45.2 million in the available for sale portfolio. Total securities represented 15.1% of total assets at December 31, 2023, as compared to 15.4% at September 30, 2023.

During the fourth quarter of 2023, the Company executed on its previously announced $100 million stock repurchase plan, buying back 1.3 million shares of common stock for $69.0 million at an average price per share of $53.73. Stockholders' equity at December 31, 2023 remained generally consistent when compared to September 30, 2023, as the impact of the share repurchase program was offset by strong earnings retention and unrealized gains on the available for sale investment securities portfolio included in other comprehensive income. The Company's ratio of common equity to assets of 14.96% at December 31, 2023 represented an increase of 6 basis points, or 0.4%, from September 30, 2023 and was consistent with the level at December 31, 2022. The Company's book value per share increased by $2.16, or 3.3%, to $67.53 at December 31, 2023 as compared to the prior quarter. The Company's tangible book value per share at December 31, 2023 rose by $1.53, or 3.6%, from the prior quarter to $44.13, and represented an increase of 7.3% from the year ago period. The Company's ratio of tangible common equity to tangible assets of 10.31% at December 31, 2023 represented an increase of 7 basis points from the prior quarter and an increase of 5 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2023 decreased 3.2% to $145.1 million compared to $149.9 million for the prior quarter, as rising deposit costs continued to counter the benefit of repriced assets resulting in a reduction in net interest margin of 9 basis points to 3.38% for the quarter. The core margin (excluding purchase accounting and other non-core items) was 3.35% for the fourth quarter, representing a reduction of 12 basis points as compared to the prior quarter. Please refer to Appendix C for additional details regarding the net interest margin and Non-GAAP reconciliation of core margin.

NONINTEREST INCOME

Noninterest income of $32.1 million for the fourth quarter of 2023 represented a decrease of $1.5 million, or 4.4%, as compared to the prior quarter. Significant changes in noninterest income for the fourth quarter of 2023 compared to the prior quarter included the following:

•Investment management income decreased by $428,000, or 4.2%, primarily driven by lower insurance commissions. However, total assets under administration increased by $417.4 million, or 6.8%, to a record level of $6.5 billion at December 31, 2023, driving higher managed fee income quarter over quarter.

•The Company received proceeds on life insurance policies resulting in gains of $180,000 for the fourth quarter, as compared to gains of $1.9 million in the prior quarter.

•Other noninterest income increased by $738,000, or 10.4%, primarily due to unrealized gains on equity securities and discounted purchases of tax credits, as well as outsized loan fees recognized during the third quarter of 2023.

NONINTEREST EXPENSE

Noninterest expense of $100.7 million for the fourth quarter of 2023 represented an increase of $3.0 million, or 3.0%, as compared to the prior quarter. Significant changes in noninterest expense for the fourth quarter compared to the prior quarter included the following:

•Salaries and employee benefits increased by $1.6 million, or 2.9%, due primarily to timing of incentive compensation.

•Occupancy and equipment expenses increased by $733,000, or 5.9%, due primarily to one-time termination costs associated with two leased locations related to the 2021 Meridian acquisition.

•FDIC assessment increased $1.2 million, or 44.6%, from the prior quarter, and includes a one-time $1.1 million special assessment implemented by the FDIC to recover losses incurred by the Deposit Insurance Fund in 2023.

•Other noninterest expense decreased by $593,000, or 2.3%, due primarily to decreases in consultant fees, unrealized losses on equity securities, and card issuance costs, partially offset by increases in check fraud losses, software maintenance and legal costs.

The Company’s tax rate for the fourth quarter of 2023 decreased to 22.72%, compared to 24.12% for the prior quarter. The fourth quarter decline was due to the recognition of discrete items in the quarter associated with low income housing tax investments and the release of certain tax reserves in conjunction with the final 2022 tax return filing.

ASSET QUALITY

The fourth quarter provision for credit losses was consistent with the prior quarter at $5.5 million. Net charge-offs declined to $3.8 million for the fourth quarter of 2023 compared to $5.6 million in the prior quarter and were largely attributable to one partial charge-off of a commercial real estate loan and general overdraft loan charge-offs. Nonperforming loans increased to $54.4 million, or 0.38% of total loans at December 31, 2023, as compared to $39.2 million, or 0.28% of total loans at September 30, 2023, driven primarily by the migration of two commercial loans totaling $25.9 million, offset by paydowns during the quarter. Delinquency as a percentage of total loans increased 22 basis points from the prior quarter to 0.44% at December 31, 2023.

The allowance for credit losses on total loans increased slightly to $142.2 million at December 31, 2023 compared to $140.6 million at September 30, 2023, or 1.00% and 0.99% of total loans, at December 31, 2023 and September 30, 2023, respectively.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 19, 2024. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 9516407 and will be available through January 26, 2024. Additionally, a webcast replay will be available on the Company's website until January 19, 2025.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts and Worcester County as well as commercial banking and investment management offices in Massachusetts and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. The Bank also offers a full suite of mobile, online, and telephone banking services. Rockland Trust was named to The Boston Globe's "Top Places to Work" 2023 list, an honor earned for the 15th consecutive year. Rockland Trust has a longstanding commitment to equity and inclusion. This commitment is underscored by initiatives such as Diversity and Inclusion leadership training, a colleague Allyship mentoring program, and numerous Employee Resource Groups focused on providing colleague support and education, reinforcing a culture of mutual respect and advancing professional development, and Rockland Trust's sponsorship of diverse community organizations through charitable giving and employee-based volunteerism. In addition, Rockland Trust is deeply committed to the communities it serves, as reflected in the overall "Outstanding" rating in its most recent Community Reinvestment Act performance evaluation. Rockland Trust is an FDIC member and an Equal Housing Lender.
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•further weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
•the effects to the Company or its customers of inflationary pressures, labor market shortages and supply chain issues;
•the instability or volatility in financial markets and unfavorable general economic or business conditions, globally, nationally or regionally, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas and the possible expansion of such conflicts, recent disruptions in the banking industry, or other factors, and the potential impact of unfavorable economic conditions on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other external events;
•adverse changes or volatility in the local real estate market;
•rising interest rates and any resultant adverse changes in asset quality, increased credit risks, decreased loan demand, and/or refinancing challenges, which in turn could further lead to unanticipated credit deterioration in the Company's loan portfolio, including with respect to one or more large commercial relationships;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•additional regulatory oversight and related compliance costs;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•changes in market interest rates for interest earning assets and/or interest bearing liabilities;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•adverse weather, changes in climate, natural disasters, including the risk of floods and fire; the emergence of widespread health emergencies or pandemics, any further resurgences or variants of the "COVID-19 virus", actions taken by governmental authorities in response thereto, other public health crises or man-made events, and their impact on the Company's local economies or the Company's operations;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business, including any such changes in laws and regulations as a result of recent disruptions in the banking industry, and the associated costs of such changes;
•the Company's potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•operational risks related to cyber threats, attacks, intrusions, and fraud which could lead to interruptions or disruptions of the Company's operating systems, including systems that are customer facing, and adversely impact the Company's business; and
•other unexpected material adverse changes in the Company's operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q ("Risk Factors"). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This information may include operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin ("core margin"), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2023	September 30 2023	December 31 2022	Dec 2023 vs.	Dec 2023 vs.
				Sept 2023	Dec 2022
Assets
Cash and due from banks	$178,861	$176,930	$175,843	1.09%	1.72%
Interest-earning deposits with banks	45,469	43,198	177,090	5.26%	(74.32)%
Securities
Trading	4,987	4,476	3,888	11.42%	28.27%
Equities	22,510	21,475	21,119	4.82%	6.59%
Available for sale	1,334,256	1,353,744	1,399,154	(1.44)%	(4.64)%
Held to maturity	1,569,107	1,594,279	1,705,120	(1.58)%	(7.98)%
Total securities	2,930,860	2,973,974	3,129,281	(1.45)%	(6.34)%
Loans held for sale	6,368	3,998	2,803	59.28%	127.19%
Loans
Commercial and industrial	1,579,986	1,653,003	1,635,103	(4.42)%	(3.37)%
Commercial real estate	8,041,508	7,896,230	7,760,230	1.84%	3.62%
Commercial construction	849,586	965,442	1,154,413	(12.00)%	(26.41)%
Small business	251,956	245,335	219,102	2.70%	14.99%
Total commercial	10,723,036	10,760,010	10,768,848	(0.34)%	(0.43)%
Residential real estate	2,424,754	2,338,102	2,035,524	3.71%	19.12%
Home equity - first position	518,706	529,938	566,166	(2.12)%	(8.38)%
Home equity - subordinate positions	578,920	565,617	522,584	2.35%	10.78%
Total consumer real estate	3,522,380	3,433,657	3,124,274	2.58%	12.74%
Other consumer	32,654	30,568	35,553	6.82%	(8.15)%
Total loans	14,278,070	14,224,235	13,928,675	0.38%	2.51%
Less: allowance for credit losses	(142,222)	(140,569)	(152,419)	1.18%	(6.69)%
Net loans	14,135,848	14,083,666	13,776,256	0.37%	2.61%
Federal Home Loan Bank stock	43,557	43,878	5,218	(0.73)%	734.75%
Bank premises and equipment, net	193,049	191,560	196,504	0.78%	(1.76)%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	18,190	19,825	25,068	(8.25)%	(27.44)%
Cash surrender value of life insurance policies	297,387	295,670	293,323	0.58%	1.39%
Other assets	512,712	550,338	527,716	(6.84)%	(2.84)%
Total assets	$19,347,373	$19,368,109	$19,294,174	(0.11)%	0.28%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$4,567,083	$4,796,148	$5,441,584	(4.78)%	(16.07)%
Savings and interest checking accounts	5,298,913	5,398,322	5,898,009	(1.84)%	(10.16)%
Money market	2,818,072	2,852,293	3,343,673	(1.20)%	(15.72)%
Time certificates of deposit	2,181,479	2,012,763	1,195,741	8.38%	82.44%
Total deposits	14,865,547	15,059,526	15,879,007	(1.29)%	(6.38)%
Borrowings
Federal Home Loan Bank borrowings	1,105,541	887,548	637	24.56%	nm
Junior subordinated debentures, net	62,858	62,857	62,855	—%	—%
Subordinated debentures, net	49,980	49,957	49,885	0.05%	0.19%
Total borrowings	1,218,379	1,000,362	113,377	21.79%	974.63%
Total deposits and borrowings	16,083,926	16,059,888	15,992,384	0.15%	0.57%
Other liabilities	368,196	422,813	415,089	(12.92)%	(11.30)%
Total liabilities	16,452,122	16,482,701	16,407,473	(0.19)%	0.27%
Stockholders' equity
Common stock	427	440	455	(2.95)%	(6.15)%
Additional paid in capital	1,932,163	1,999,448	2,114,888	(3.37)%	(8.64)%

Retained earnings	1,077,488	1,046,266	934,442	2.98%	15.31%
Accumulated other comprehensive loss, net of tax	(114,827)	(160,746)	(163,084)	(28.57)%	(29.59)%
Total stockholders' equity	2,895,251	2,885,408	2,886,701	0.34%	0.30%
Total liabilities and stockholders' equity	$19,347,373	$19,368,109	$19,294,174	(0.11)%	0.28%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2023	September 30 2023	December 31 2022	Dec 2023 vs.	Dec 2023 vs.
				Sept 2023	Dec 2022
Interest income
Interest on federal funds sold and short-term investments	$304	$905	$4,163	(66.41)%	(92.70)%
Interest and dividends on securities	14,631	14,818	15,789	(1.26)%	(7.33)%
Interest and fees on loans	192,178	187,145	164,153	2.69%	17.07%
Interest on loans held for sale	57	60	22	(5.00)%	159.09%
Total interest income	207,170	202,928	184,127	2.09%	12.51%
Interest expense
Interest on deposits	49,456	40,713	14,325	21.47%	245.24%
Interest on borrowings	12,618	12,335	1,447	2.29%	772.01%
Total interest expense	62,074	53,048	15,772	17.01%	293.57%
Net interest income	145,096	149,880	168,355	(3.19)%	(13.82)%
Provision for credit losses	5,500	5,500	5,500	—%	—%
Net interest income after provision for credit losses	139,596	144,380	162,855	(3.31)%	(14.28)%
Noninterest income
Deposit account fees	6,126	5,936	5,788	3.20%	5.84%
Interchange and ATM fees	4,638	4,808	4,282	(3.54)%	8.31%
Investment management	9,818	10,246	10,394	(4.18)%	(5.54)%
Mortgage banking income	609	739	526	(17.59)%	15.78%
Increase in cash surrender value of life insurance policies	2,091	1,983	2,136	5.45%	(2.11)%
Gain on life insurance benefits	180	1,924	691	(90.64)%	(73.95)%
Loan level derivative income	802	842	1,421	(4.75)%	(43.56)%
Other noninterest income	7,803	7,065	7,064	10.45%	10.46%
Total noninterest income	32,067	33,543	32,302	(4.40)%	(0.73)%
Noninterest expenses
Salaries and employee benefits	56,388	54,797	53,754	2.90%	4.90%
Occupancy and equipment expenses	13,054	12,321	12,586	5.95%	3.72%
Data processing and facilities management	2,423	2,404	2,442	0.79%	(0.78)%
FDIC assessment	3,942	2,727	1,726	44.55%	128.39%
Other noninterest expenses	24,940	25,533	24,364	(2.32)%	2.36%
Total noninterest expenses	100,747	97,782	94,872	3.03%	6.19%
Income before income taxes	70,916	80,141	100,285	(11.51)%	(29.29)%
Provision for income taxes	16,113	19,333	23,242	(16.66)%	(30.67)%
Net Income	$54,803	$60,808	$77,043	(9.88)%	(28.87)%

Weighted average common shares (basic)	43,474,734	44,135,487	45,641,605
Common share equivalents	9,474	11,417	20,090
Weighted average common shares (diluted)	43,484,208	44,146,904	45,661,695

Basic earnings per share	$1.26	$1.38	$1.69	(8.70)%	(25.44)%
Diluted earnings per share	$1.26	$1.38	$1.69	(8.70)%	(25.44)%

Performance ratios
Net interest margin (FTE)	3.38%	3.47%	3.85%
Return on average assets (calculated by dividing net income by average assets)	1.13%	1.25%	1.56%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	7.51%	8.35%	10.70%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	11.50%	12.81%	16.57%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.10%	18.29%	16.10%
Efficiency ratio (calculated by dividing total noninterest expense by total revenue)	56.87%	53.31%	47.28%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2023	December 31 2022	Dec 2023 vs.
			Dec 2022

Interest income
Interest on federal funds sold and short-term investments	$5,186	$14,385	(63.95)%
Interest and dividends on securities	60,342	50,360	19.82%
Interest and fees on loans	730,008	577,923	26.32%
Interest on loans held for sale	190	172	10.47%
Total interest income	795,726	642,840	23.78%
Interest expense
Interest on deposits	144,752	24,652	487.18%
Interest on borrowings	44,453	4,939	800.04%
Total interest expense	189,205	29,591	539.40%
Net interest income	606,521	613,249	(1.10)%
Provision for credit losses	23,250	6,500	257.69%
Net interest income after provision for credit losses	583,271	606,749	(3.87)%
Noninterest income
Deposit account fees	23,486	23,370	0.50%
Interchange and ATM fees	18,108	16,249	11.44%
Investment management	40,191	36,832	9.12%
Mortgage banking income	2,326	3,515	(33.83)%
Increase in cash surrender value of life insurance policies	7,868	7,685	2.38%
Gain on life insurance benefits	2,291	1,291	77.46%
Loan level derivative income	3,327	2,932	13.47%
Other noninterest income	27,012	22,793	18.51%
Total noninterest income	124,609	114,667	8.67%
Noninterest expenses
Salaries and employee benefits	222,135	204,711	8.51%
Occupancy and equipment expenses	50,582	49,841	1.49%
Data processing and facilities management	9,884	9,320	6.05%
FDIC assessment	11,953	6,951	71.96%
Merger and acquisition expense	—	7,100	(100.00)%
Other noninterest expenses	98,192	95,739	2.56%
Total noninterest expenses	392,746	373,662	5.11%
Income before income taxes	315,134	347,754	(9.38)%
Provision for income taxes	75,632	83,941	(9.90)%
Net Income	$239,502	$263,813	(9.22)%

Weighted average common shares (basic)	44,181,540	46,372,051
Common share equivalents	12,007	17,938
Weighted average common shares (diluted)	44,193,547	46,389,989

Basic earnings per share	$5.42	$5.69	(4.75)%
Diluted earnings per share	$5.42	$5.69	(4.75)%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$239,502	$263,813
Noninterest expense components
Add - merger and acquisition expenses	—	7,100
Noncore increases to income before taxes	—	7,100
Net tax benefit associated with noncore items (1)	—	(1,995)
Noncore increases to net income	$—	$5,105
Operating net income (Non-GAAP)	$239,502	$268,918	(10.94)%

Diluted earnings per share, on an operating basis	$5.42	$5.80	(6.55)%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.54%	3.46%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.24%	1.33%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.24%	1.35%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	8.31%	9.05%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	8.31%	9.22%
Return on average tangible common equity (GAAP) (calculated by dividing net income by average tangible common equity)	12.78%	13.87%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	12.78%	14.14%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	17.04%	15.75%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	17.04%	15.75%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	53.72%	51.33%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	53.72%	50.36%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2023	September 30 2023	December 31 2022
Nonperforming loans
Commercial & industrial loans	$20,188	$2,953	$26,693
Commercial real estate loans	22,952	23,867	15,730
Small business loans	398	372	104
Residential real estate loans	7,634	8,493	8,479
Home equity	3,171	3,411	3,400
Other consumer	40	75	475
Total nonperforming loans	54,383	39,171	54,881
Other real estate owned	110	110	—
Total nonperforming assets	$54,493	$39,281	$54,881

Nonperforming loans/gross loans	0.38%	0.28%	0.39%
Nonperforming assets/total assets	0.28%	0.20%	0.28%
Allowance for credit losses/nonperforming loans	261.52%	358.86%	277.73%
Allowance for credit losses/total loans	1.00%	0.99%	1.09%
Delinquent loans/total loans	0.44%	0.22%	0.30%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2023	September 30 2023	December 31 2022

Nonperforming assets beginning balance	$39,281	$45,812	$56,017
New to nonperforming	31,823	3,455	5,734
Loans charged-off	(4,182)	(6,018)	(660)
Loans paid-off	(10,905)	(2,915)	(2,448)
Loans restored to performing status	(1,534)	(1,428)	(3,846)
Other	10	375	84
Nonperforming assets ending balance	$54,493	$39,281	$54,881

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2023	September 30 2023	December 31 2022	December 31 2023	December 31 2022
Net charge-offs (recoveries)
Commercial and industrial loans	$80	$(111)	$(5)	$23,419	$(49)
Commercial real estate loans	2,783	5,072	—	7,855	(271)
Small business loans	267	77	135	392	47
Home equity	23	(12)	(16)	(15)	1
Other consumer	694	552	280	1,796	1,275
Total net charge-offs (recoveries)	$3,847	$5,578	$394	$33,447	$1,003

Net charge-offs (recoveries) to average loans (annualized)	0.11%	0.16%	0.01%	0.24%	0.01%

nm = not meaningful

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2023	September 30 2023	December 31 2022
Gross loans/total deposits	96.05%	94.45%	87.72%
Common equity tier 1 capital ratio (1)	14.19%	14.42%	14.33%
Tier 1 leverage capital ratio (1)	10.97%	11.12%	10.99%
Common equity to assets ratio GAAP	14.96%	14.90%	14.96%
Tangible common equity to tangible assets ratio (2)	10.31%	10.24%	10.26%
Book value per share GAAP	$67.53	$65.37	$63.25
Tangible book value per share (2)	$44.13	$42.60	$41.12
(1) Estimated number for December 31, 2023.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$42,391	$304	2.85%	$89,449	$905	4.01%	$466,691	$4,163	3.54%
Securities
Securities - trading	4,509	—	—%	4,546	—	—%	3,732	—	—%
Securities - taxable investments	2,923,983	14,629	1.98%	3,000,736	14,817	1.96%	3,147,635	15,787	1.99%
Securities - nontaxable investments (1)	186	2	4.27%	188	1	2.11%	189	2	4.20%
Total securities	$2,928,678	$14,631	1.98%	$3,005,470	$14,818	1.96%	$3,151,556	$15,789	1.99%
Loans held for sale	3,614	57	6.26%	4,072	60	5.85%	1,607	22	5.43%
Loans
Commercial and industrial (1)	1,600,886	28,990	7.18%	1,682,000	30,739	7.25%	1,560,885	23,258	5.91%
Commercial real estate (1)	7,956,103	100,331	5.00%	7,823,525	94,861	4.81%	7,732,925	88,508	4.54%
Commercial construction	895,313	15,932	7.06%	1,007,814	16,829	6.62%	1,223,695	17,205	5.58%
Small business	246,411	3,956	6.37%	240,782	3,752	6.18%	213,384	2,995	5.57%
Total commercial	10,698,713	149,209	5.53%	10,754,121	146,181	5.39%	10,730,889	131,966	4.88%
Residential real estate	2,380,706	24,712	4.12%	2,276,882	23,197	4.04%	2,001,042	18,334	3.64%
Home equity	1,097,233	18,747	6.78%	1,093,479	18,313	6.64%	1,088,846	14,339	5.22%
Total consumer real estate	3,477,939	43,459	4.96%	3,370,361	41,510	4.89%	3,089,888	32,673	4.20%
Other consumer	32,141	667	8.23%	30,775	608	7.84%	34,638	595	6.82%
Total loans	$14,208,793	$193,335	5.40%	$14,155,257	$188,299	5.28%	$13,855,415	$165,234	4.73%
Total interest-earning assets	$17,183,476	$208,327	4.81%	$17,254,248	$204,082	4.69%	$17,475,269	$185,208	4.20%
Cash and due from banks	178,100			184,003			184,985
Federal Home Loan Bank stock	37,054			38,252			5,218
Other assets	1,883,317			1,859,099			1,871,241
Total assets	$19,281,947			$19,335,602			$19,536,713
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,323,667	$14,315	1.07%	$5,393,209	$11,860	0.87%	$5,966,326	$4,921	0.33%
Money market	2,851,343	15,197	2.11%	2,945,450	13,709	1.85%	3,408,441	7,492	0.87%
Time deposits	2,103,666	19,944	3.76%	1,860,440	15,144	3.23%	1,175,667	1,912	0.65%
Total interest-bearing deposits	$10,278,676	$49,456	1.91%	$10,199,099	$40,713	1.58%	$10,550,434	$14,325	0.54%
Borrowings
Federal Home Loan Bank borrowings	884,441	10,836	4.86%	869,646	10,568	4.82%	639	2	1.24%
Junior subordinated debentures	62,857	1,164	7.35%	62,857	1,150	7.26%	62,855	827	5.22%
Subordinated debentures	49,968	618	4.91%	49,944	617	4.90%	49,873	618	4.92%
Total borrowings	$997,266	$12,618	5.02%	$982,447	$12,335	4.98%	$113,367	$1,447	5.06%
Total interest-bearing liabilities	$11,275,942	$62,074	2.18%	$11,181,546	$53,048	1.88%	$10,663,801	$15,772	0.59%
Noninterest-bearing demand deposits	4,704,888			4,883,009			5,606,055
Other liabilities	406,029			381,483			410,679
Total liabilities	$16,386,859			$16,446,038			$16,680,535
Stockholders' equity	2,895,088			2,889,564			2,856,178

Total liabilities and stockholders' equity	$19,281,947			$19,335,602			$19,536,713

Net interest income		$146,253			$151,034			$169,436

Interest rate spread (2)			2.63%			2.81%			3.61%

Net interest margin (3)			3.38%			3.47%			3.85%

Supplemental Information
Total deposits, including demand deposits	$14,983,564	$49,456		$15,082,108	$40,713		$16,156,489	$14,325
Cost of total deposits			1.31%			1.07%			0.35%
Total funding liabilities, including demand deposits	$15,980,830	$62,074		$16,064,555	$53,048		$16,269,856	$15,772
Cost of total funding liabilities			1.54%			1.31%			0.38%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.2 million, $1.2 million, and $1.1 million for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2023			December 31, 2022
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$118,806	$5,186	4.37%	$1,222,434	$14,385	1.18%
Securities
Securities - trading	4,411	—	—%	3,764	—	—%
Securities - taxable investments	3,027,769	60,336	1.99%	2,948,358	50,354	1.71%
Securities - nontaxable investments (1)	190	7	3.68%	196	7	3.57%
Total securities	$3,032,370	$60,343	1.99%	$2,952,318	$50,361	1.71%
Loans held for sale	3,289	190	5.78%	4,774	172	3.60%
Loans
Commercial and industrial (1)	1,646,939	115,752	7.03%	1,538,848	77,074	5.01%
Commercial real estate (1)	7,839,476	376,586	4.80%	7,807,427	326,593	4.18%
Commercial construction	1,019,871	66,440	6.51%	1,191,394	57,804	4.85%
Small business	235,108	14,428	6.14%	204,982	10,886	5.31%
Total commercial	10,741,394	573,206	5.34%	10,742,651	472,357	4.40%
Residential real estate	2,217,971	88,210	3.98%	1,831,493	63,443	3.46%
Home equity	1,093,546	70,698	6.47%	1,061,228	44,048	4.15%
Total consumer real estate	3,311,517	158,908	4.80%	2,892,721	107,491	3.72%
Other consumer	31,202	2,418	7.75%	31,986	2,114	6.61%
Total loans	$14,084,113	$734,532	5.22%	$13,667,358	$581,962	4.26%
Total interest-earning assets	$17,238,578	$800,251	4.64%	$17,846,884	$646,880	3.62%
Cash and due from banks	180,553			184,812
Federal Home Loan Bank stock	33,734			7,134
Other assets	1,853,585			1,858,210
Total assets	$19,306,450			$19,897,040
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,489,923	$43,073	0.78%	$6,159,289	$8,339	0.14%
Money market	3,022,322	51,630	1.71%	3,489,981	11,683	0.33%
Time deposits	1,724,625	50,050	2.90%	1,310,442	4,630	0.35%
Total interest-bearing deposits	$10,236,870	$144,753	1.41%	$10,959,712	$24,652	0.22%
Borrowings
Federal Home Loan Bank borrowings	782,121	37,624	4.81%	16,138	313	1.94%
Long-term borrowings	—	—	—%	2,235	31	1.39%
Junior subordinated debentures	62,857	4,359	6.93%	62,854	2,125	3.38%
Subordinated debentures	49,933	2,470	4.95%	49,837	2,470	4.96%
Total borrowings	$894,911	$44,453	4.97%	$131,064	$4,939	3.77%
Total interest-bearing liabilities	$11,131,781	$189,206	1.70%	$11,090,776	$29,591	0.27%
Noninterest-bearing demand deposits	4,918,787			5,559,997
Other liabilities	374,585			330,371
Total liabilities	$16,425,153			$16,981,144
Stockholders' equity	2,881,297			2,915,896

Total liabilities and stockholders' equity	$19,306,450			$19,897,040

Net interest income		$611,045			$617,289

Interest rate spread (2)			2.94%			3.35%

Net interest margin (3)			3.54%			3.46%

Supplemental Information
Total deposits, including demand deposits	$15,155,657	$144,753		$16,519,709	$24,652
Cost of total deposits			0.96%			0.15%
Total funding liabilities, including demand deposits	$16,050,568	$189,206		$16,650,773	$29,591
Cost of total funding liabilities			1.18%			0.18%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $4.5 million and $4.0 million for the years ended months ended December 31, 2023 and 2022, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company's tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	December 31 2023	September 30 2023	December 31 2022
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$2,895,251	$2,885,408	$2,886,701	(a)
Less: Goodwill and other intangibles	1,003,262	1,004,897	1,010,140
Tangible common equity (Non-GAAP)	$1,891,989	$1,880,511	$1,876,561	(b)
Tangible assets
Assets (GAAP)	$19,347,373	$19,368,109	$19,294,174	(c)
Less: Goodwill and other intangibles	1,003,262	1,004,897	1,010,140
Tangible assets (Non-GAAP)	$18,344,111	$18,363,212	$18,284,034	(d)

Common Shares	42,873,187	44,141,973	45,641,238	(e)

Common equity to assets ratio (GAAP)	14.96%	14.90%	14.96%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.31%	10.24%	10.26%	(b/d)
Book value per share (GAAP)	$67.53	$65.37	$63.25	(a/e)
Tangible book value per share (Non-GAAP)	$44.13	$42.60	$41.12	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated:

	Three Months Ended			Years Ended
	December 31 2023	September 30 2023	December 31 2022	December 31 2023	December 31 2022
Net interest income (GAAP)	$145,096	$149,880	$168,355	$606,521	$613,249

Noninterest income (GAAP)	$32,067	$33,543	$32,302	$124,609	$114,667
Noninterest income on an operating basis (Non-GAAP)	$32,067	$33,543	$32,302	$124,609	$114,667

Noninterest expense (GAAP)	100,747	$97,782	$94,872	$392,746	$373,662
Less:
Merger and acquisition expense	—	—	—	—	7,100
Noninterest expense on an operating basis (Non-GAAP)	$100,747	$97,782	$94,872	$392,746	$366,562

Total revenue (GAAP)	$177,163	$183,423	$200,657	$731,130	$727,916
Total operating revenue (Non-GAAP)	$177,163	$183,423	$200,657	$731,130	$727,916

Net income (GAAP)	$54,803	$60,808	$77,043	$239,502	$263,813
Operating net income (Non-GAAP) (See income statement for reconciliation of GAAP to Non-GAAP)	$54,803	$60,808	$77,043	$239,502	$268,918

Average common equity (GAAP)	$2,895,088	$2,889,564	$2,856,178	$2,881,297	$2,915,896
Less: Average goodwill and other intangibles	1,004,081	1,005,778	1,011,091	1,006,658	1,014,045
Tangible average tangible common equity (Non-GAAP)	$1,891,007	$1,883,786	$1,845,087	$1,874,639	$1,901,851

Ratios
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by total revenue)	18.10%	18.29%	16.10%	17.04%	15.75%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by total revenue)	18.10%	18.29%	16.10%	17.04%	15.75%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	56.87%	53.31%	47.28%	53.72%	51.33%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	56.87%	53.31%	47.28%	53.72%	50.36%
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	11.50%	12.81%	16.57%	12.78%	13.87%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	11.50%	12.81%	16.57%	12.78%	14.14%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	December 31, 2023			September 30, 2023
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,183,476	$146,253	3.38%	$17,254,248	$151,034	3.47%
Acquisition fair value marks:
Loan accretion		(1,156)			(330)
CD amortization		11			11
		(1,145)	(0.03)%		(319)	—%

Nonaccrual interest, net		549	0.01%		67	—%

Other noncore adjustments	(4,913)	(574)	(0.01)%	(5,448)	(77)	—%

Core margin (Non-GAAP)	$17,178,563	$145,083	3.35%	$17,248,800	$150,705	3.47%